Exhibit 10.19

DEERE & COMPANY

Nonemployee Director

Stock Ownership Plan

Effective February 27, 2002

Amended August 28, 2002

Amended May 25, 2005

Amended November 29, 2006

Amended November 30, 2007

Amended August 27, 2008

DEERE & COMPANY NONEMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN

Article 1.    Establishment, Purpose, and Duration

1.1  Establishment of the Plan

Deere & Company, a Delaware corporation, hereby establishes an incentive compensation plan to be known as the “Deere & Company Nonemployee Director Stock Ownership Plan” (the “Plan”), as set forth in this document. The Plan provides for the grant of Restricted Stock to Nonemployee Directors, subject to the terms and provisions set forth herein.

Upon approval by the Board of Directors of the Company, subject to ratification within six (6) months by an affirmative vote of a majority of Shares, the Plan shall become effective as of February 27, 2002 (the “Effective Date”), and shall remain in effect as provided in Section 1.3 herein.  Each amendment to the Plan shall become effective as of the date set forth in such amendment.

1.2  Purpose of the Plan

The purpose of the Plan is to further the growth, development, and financial success of the Company by strengthening the Company’s ability to attract and retain the services of experienced and knowledgeable Nonemployee Directors by enabling them to participate in the Company’s growth and by linking the personal interests of Nonemployee Directors to those of Company shareholders.

1.3  Duration of the Plan

The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 8 herein, until all Shares subject to it have been acquired according to the Plan’s provisions.  However, in no event may an Award be granted under the Plan on or after March 8, 2012.

Article 2.    Definitions

2.1  Definitions

Whenever used in the Plan, the following terms shall have the meaning set forth below:

(a)                                  “Annual Meeting” means an annual meeting of the stockholders of Deere.

(b)                                 “Award” means a grant of Restricted Stock or Restricted Stock Units under the Plan.

(c)                                  “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(d)                                 “Board” or “Board of Directors” means the Board of Directors of Deere, and includes a committee of the Board of Directors designated by the Board to administer part or all of the Plan.

(e)                                  A “Change in Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(1)          Any person as the term is defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) (but not including the Company, any subsidiary of the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized or established by the Company in connection with or pursuant to any such benefit plan), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, provided, that there shall not be included among the securities as to which any person is a Beneficial Owner securities as to which the power to vote arises by virtue of proxies solicited by the management of the Company;

(2)          During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company’s shareholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof;

(3)          The shareholders of the Company approve: (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all the Company’s assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least eighty percent (80%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

(f)                                   “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)                                “Company” means Deere and any and all of its subsidiaries

(h)                                “Deere” means Deere & Company, a Delaware corporation, or any successor thereto as provided in Section 10.7 herein.

(i)                                    “Director” means any individual who is a member of the Board of Directors.

(j)                                    “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3).

(k)                                 “Employee” means any full-time, nonunion, salaried employee of the Company.

(l)                                    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(m)                              “Fair Market Value” as it relates to common stock of Deere on any given date means (i) the mean of the high and low sales prices of the common stock of Deere as reported by the Composite Tape of the New York Stock Exchange (or, if not so reported, on any domestic stock exchanges on which the common stock is then listed); or (ii) if Deere common stock is not listed on any domestic stock exchange, the mean of the high and low sales prices of Deere common stock as reported by the NASDAQ Stock Market on such date or the last previous date reported (or, if not so reported, by the system then regarded as the most reliable source of such quotations) or, if there are no reported sales on such date, the mean of the closing bid and asked prices as so reported; or (iii) if the common stock is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (i) or (ii) above using the reported sale prices or quotations on the last previous date on which so reported; or (iv) if none of the foregoing clauses applies, the fair value as determined in good faith by the Board or the Committee.

(n)                                “Nonemployee Director” means any individual who is a member of the Board, but who is not otherwise an Employee of the Company.

(o)                                “Restricted Stock” or “Restricted Share” means Shares granted to a Nonemployee Director pursuant to Article 6.

(p)                                “Restricted Stock Units” or “RSUs” means a right granted to a Nonemployee Director pursuant to Article 7 to receive Shares, subject to the terms and conditions of the Plan.  Each Restricted Stock Unit corresponds to one Share.

(q)                                “Section 409A” means Section 409A of the Code, including the rules, regulations and guidance thereunder (or any successor provisions thereto).

(r)                                   “Separation Date” means the date of a Nonemployee Director’s termination of service as a member of the Board or such later date as constitutes the Eligible Director’s separation from service with the Company for purposes of Section 409A.

(s)                                 “Shares” means the shares of common stock of Deere, $1.00 par value.

(t)                                   “Transition Date” means the date that is one week following the Annual Meeting held in 2008.

Article 3.   Administration

3.1  The Board of Directors

The Plan shall be administered by the Board, subject to the restrictions set forth in the Plan.

3.2  Administration by the Board

The Board shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan’s provisions. However, in no event shall the Board have the power to determine Plan eligibility, or to determine the amount, the price, or the timing of Awards to be made under the Plan (all such determinations are automatic pursuant to the provisions of the Plan). Any action taken by the Board with respect to the administration of the Plan which would result in any Nonemployee Director ceasing to be a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act shall be null and void.

3.3  Decisions Binding

All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Employees, Nonemployee Directors, and their estates and beneficiaries.

Article 4.   Shares Subject to the Plan

4.1  Number of Shares

Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan (whether in the form of Restricted Stock or as Shares underlying Restricted Stock Units) may not exceed 500,000.

4.2  Lapsed Awards

If any Shares or Restricted Stock Units granted under this Plan terminate, expire, or lapse for any reason, such Shares and the Shares underlying such Restricted Stock Units again shall be available for grant under the Plan. However, in the event that prior to an Award’s termination, expiration, or lapse, the holder of the Award at any time received one or more “benefits of ownership” pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan.

4.3. Adjustments in Authorized Shares

In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Board shall make such adjustments in the number and type of shares authorized by the Plan and to outstanding Awards to prevent dilution or enlargement of rights.  The Board’s determination as to what adjustments shall be made, and the extent thereof, shall be final.

Article 5.   Participation

5.1  Participation

Persons participating in the Plan shall include, and be limited to, all Nonemployee Directors.

Article 6.   Restricted Stock

6.1  Annual Awards

An annual Award of Restricted Shares to each Nonemployee Director will be made automatically as of the date one week following the date of the Annual Meeting in an amount recommended by the Corporate Governance committee and approved by the Board. The number of Restricted Shares will be based on the Fair Market Value on the grant date of Deere common stock, provided, however, that unless the Board determines otherwise as provided in Section 7.1, no further Awards of Restricted Shares shall be made on or after the Transition Date.  Although the period of service shall run from the date of the Annual Meeting, the grant date shall be one week following the Annual Meeting to permit the dissemination to the market of information coming out of such meeting.

6.2  Partial Awards

Upon the effective date of any amendment in the amount of any Award, each Nonemployee Director shall receive a partial Award calculated as if the Nonemployee Director were serving a partial term as provided in Section 6.3, below, provided that the Fair Market Value shall be determined as of the grant date one week following the effective date of the Award.  Restricted shares previously granted to the Nonemployee Director for the same period shall be deducted from such Award.

6.3  Partial Terms

A Nonemployee Director who is elected by the Board to fill a vacancy between Annual Meetings shall automatically be granted a pro rata portion of the number of Restricted Shares awarded to Nonemployee Directors as of the date of the most recent Annual Meeting. Such prorated number of shares shall be determined by multiplying the number of Restricted Shares awarded as of the date of the most recent Annual Meeting by a fraction, the numerator of which is the number of days remaining until the first anniversary of such most recent Annual Meeting, and the denominator of which is 365.

6.4  Custody and Transferability

The Shares awarded to a Nonemployee Director may not be sold, pledged, assigned, transferred, gifted, or otherwise alienated or hypothecated until such time as the restrictions with respect to such Shares have lapsed as provided herein.  At the time Restricted Shares are awarded to a Nonemployee Director, shares representing the appropriate number of Restricted Shares shall be registered in the name of the Nonemployee Director but shall be held by the Company in custody for the account of such person. As Restrictions lapse on Shares upon death, Disability or retirement as contemplated by Section 6.8, certificates therefore will be delivered to the Participant.

6.5  Other Restrictions

The Company may impose such other restrictions on any Shares granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions intended to achieve compliance with the Securities Act of 1933, as amended, with the requirements of any stock exchange upon which such Shares or Shares of the same class are then listed, and with any blue sky or securities laws applicable to such Shares. Shares delivered upon death, Disability or retirement as contemplated by Section 6.8 may bear such legends, if any, as the Board shall specify.

6.6  Voting Rights

Participants granted Restricted Stock hereunder shall have full voting rights on such Shares.

6.7  Dividend Rights

Participants granted Restricted Stock hereunder shall have full dividend rights, with such dividends being paid to Participants.  If all or part of a dividend is paid in Shares, the Shares shall be held by the Company subject to the same restrictions as the Restricted Stock that is the basis for the dividend.

6.8  Termination of Service from Board

The restrictions provided for in Sections 6.4 and 6.5 shall remain in effect until, and shall lapse only upon, the termination of a Nonemployee Director’s service as a Director by reason of death, Disability, or retirement from the board, and the Shares shall thereafter be delivered to the Nonemployee Director or the decedent’s beneficiary as designated pursuant to Section 10.3.

In the event the Nonemployee Director’s service as a Director is terminated for any other reason, including, without limitation, any involuntary termination on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Company, all Restricted Shares awarded to such Nonemployee Director prior to the date of termination shall be immediately forfeited and returned to the Company.

6.9  Tax Withholding

The Company shall have the right under this Plan to collect cash from Nonemployee Directors in an amount necessary to satisfy any Federal, state or local withholding tax requirements.  Any Nonemployee Director may elect to satisfy withholding, in whole or in part, by having the Company withhold shares of common stock having a value equal to the amount required to be withheld.

Article 7.   Restricted Stock Units (RSUs)

7.1  Annual Awards

Effective as of the Transition Date, an annual Award of Restricted Stock Units will be made to each Nonemployee Director automatically as of the date one week following the date of the Annual Meeting in an amount recommended by the Corporate Governance Committee and approved by the Board.  The number of Restricted Stock Units will be based on the Fair Market Value on the grant date of Deere common stock.  Although the period of service shall run from the date of the Annual Meeting, the grant date shall be one week following the Annual Meeting to permit the dissemination to the market of information coming out of such meeting.  Notwithstanding the preceding two sentences, the Board shall have the discretion to determine, prior to any annual Award date, that Awards to be made as of that annual Award date to some or all Nonemployee Directors shall consist of Restricted Shares rather than Restricted Stock Units, and in such case the Restricted Shares so awarded shall have the terms and conditions set forth in Article 6.

7.2  Partial Awards

Upon the effective date of any amendment in the amount of any Award, each Nonemployee Director shall receive a partial Award calculated as if the Nonemployee Director were serving a partial term as provided in Section 7.3, below, provided that the Fair Market Value shall be determined as of the grant date one week following the effective date of the Award.  RSUs previously granted to the Nonemployee Director for the same period shall be deducted from such Award.

7.3  Partial Terms

A Nonemployee Director who is elected by the Board to fill a vacancy between Annual Meetings shall automatically be granted a pro rata portion of the number of RSUs awarded to Nonemployee Directors as of the date of the most recent Annual Meeting.  Such prorated number of RSUs shall be determined by multiplying the number of RSUs awarded as of the date of the most recent Annual Meeting by a fraction, the numerator of which is the number of days remaining until the first anniversary of such most recent Annual Meeting, and the denominator of which is 365.

7.4  Settlement of RSUs; Election of Settlement Date

(a)                                  RSUs will be settled exclusively by delivery of Shares to Nonemployee Directors (or to a Nonemployee Director’s beneficiary or beneficiaries designated in accordance with Section 10.3).  A Nonemployee Director may elect the settlement date for an annual Award of RSUs by making an irrevocable deferral election in writing on a form provided by the Company and delivered to the Company not later than the close of business on the last business day of the calendar year immediately preceding the calendar year of the Annual Meeting in respect of which the Award will be made (so that, for example, a deferral election relating to the annual Award of RSUs to be made following the 2009 Annual Meeting must be made by the close of business on the last business day of 2008); provided, however, that in the case of any person who is newly elected or appointed to the Board as a Nonemployee Director, and who does not have any rights or interests under any other deferred compensation plan, program or arrangement of the Company that are required to be aggregated with RSUs under the Plan for purposes of Section 409A, such election may be made no later than 30 days after the date of such election or appointment.

For RSU Awards made prior to August 27, 2008, a Nonemployee Director may designate on such deferral election form one of the following dates as the settlement date for such Award of RSUs:

(A)                              such Nonemployee Director’s Separation Date; or

(B)                                the later to occur of (A) or the first day of a calendar month specified by such Nonemployee Director but no later than 5 years following the Nonemployee Director’s Separation Date.

For RSU Awards made on or after August 27, 2008, a Nonemployee Director may designate on such deferral election form one of the following dates as the settlement date for such Award of RSUs:

(A)          such Nonemployee Director’s Separation Date; or

(B)                                the later to occur of (A) or the first day of a calendar month specified by such Nonemployee Director but no later than 10 years following the Nonemployee Director’s Separation Date.

If a Nonemployee Director fails to designate one of the foregoing alternatives as the settlement date for an Award of RSUs, such Nonemployee Director shall be deemed to have designated alternative (A).  Notwithstanding any election made by a Nonemployee Director on any election Form or any other provision of the Plan, in the event of such Nonemployee Director’s death, all RSUs held by such Nonemployee Director will be paid in Shares to such Nonemployee Director’s beneficiary (or if no beneficiary has been designated, to such Nonemployee Director’s estate) as soon as administratively practicable, and in any event within 90 days, following the date of such Nonemployee Director’s death.

(b)                                 Notwithstanding anything else herein to the contrary, to the extent that a Nonemployee Director is a “specified employee” (as defined by Section 409A) of the Company as of his or her Separation Date, no settlement of RSUs pursuant to alternative (A) of Section 7.4(a) (whether such alternative (A) was elected by the Nonemployee Director or applies by default, and including where alternative (A) applies because it is the later of the two dates specified in alternative (B)) may be made before the first business day that is more than six (6) months after such Nonemployee Director’s Separation Date, or, if earlier, the date of the Participant’s death, and any settlement of RSUs that would be made but for application of this provision shall instead be made on the first business day after the end of such six-month period (or, if earlier, the date of the Participant’s death)

(c)                                  In the event the Nonemployee Director’s service as a Director is terminated for any reason other than death or retirement, including, without limitation, any involuntary termination on account of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation, or conversion of assets or opportunities of the Company, all RSUs awarded to such Nonemployee Director prior to the date of termination and not previously settled by delivery of Shares shall be immediately forfeited and returned to the Company.

7.5  Stockholder Rights

Restricted Stock Units shall not confer on a Nonemployee Director any rights as a stockholder of the Company (including without limitation voting rights) until Shares have been issued to such Nonemployee Director in settlement of such Restricted Stock Units.

7.6  Dividend Equivalents

Until a Nonemployee Director’s Restricted Stock Units convert to Shares, if Deere pays a regular or ordinary dividend on its common stock, the Nonemployee Director will be paid a dividend equivalent for his or her RSUs.  Deere will pay the dividend equivalent on the same day as Deere pays the corresponding dividend on its common stock.  If Deere pays a dividend in Shares, Nonemployee Directors holding RSUs will receive additional RSUs equal to the number of Shares paid with respect to the corresponding number of Shares, and such additional RSUs shall be subject to the same terms and conditions, and shall be settled at the same time, as the RSUs to which they relate.

7.7  Tax Withholding

The Company shall have the right under this Plan to collect cash from Nonemployee Directors in an amount necessary to satisfy any Federal, state or local withholding tax requirements arising from settlement of RSUs or payment of dividend equivalents prior to settlement.  A Nonemployee Director may elect to satisfy withholding tax obligations, in whole or in part, by having the Company withhold shares of common stock having a value equal to the amount required to be withheld.

7.8  Nontransferability

The RSUs awarded to a Nonemployee Director may not be sold, pledged, assigned, transferred, gifted or otherwise alienated or hypothecated.  Shares delivered in settlement of RSUs shall not be subject to any such restrictions, except for any restrictions that may be imposed under applicable securities laws or policies of the Company.

Article 8.    Change in Control

8.1  Change in Control

(a)                                  Notwithstanding the provisions of Article 6 herein, in the event of a Change in Control, any and all restrictions on Restricted Shares shall lapse as of the date of the Change in Control, and the Company shall deliver new certificates for such Restricted Shares which do not contain the legend of restrictions required by Section 6.5.

(b)                                 Notwithstanding the provisions of Article 7 herein, in the event of a “change in control event” (as defined for purposes of Section 409A and determined using the default provisions thereof) relating to Deere, all of a Nonemployee Director’s outstanding RSUs will be settled by delivery of Shares as soon as practicable, and in any event within 90 days, following the occurrence of such change in control event.

Article 9.   Amendment, Modification, and Termination

9.1  Amendment, Modification and Termination

Subject to the terms set forth in this Section 9.1 and Section 9.2, the Board may terminate, amend, or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan regarding the amount, the price or the timing of Awards to Nonemployee Directors may not be amended more than once every six (6) months, other than to comport with changes in laws and regulations.

Without such approval of the shareholders of the Company as may be required by the Code, by the rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto, no such termination, amendment or modification may:

(a)                                  Materially increase the total number of Shares which may be available for grants of Awards under the Plan, except as provided in Section 4.3 herein; or

(b)                                 Materially modify the requirements with respect to eligibility to participate in the Plan; or

(c)                                  Materially increase the total benefits accruing to Nonemployee Directors under the Plan.

9.2  Awards Previously Granted

Unless required by law, no termination, amendment or modification of the Plan shall materially affect, in an adverse manner, any Award previously granted under the Plan, without the consent of the Nonemployee Director holding the Award.

Article 10.   Miscellaneous

10.1  Gender and Number

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

10.2  Severability

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.3  Beneficiary Designation

Each Nonemployee Director under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Nonemployee Director, and will be effective only when filed by the Nonemployee Director in writing with the Company during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Nonemployee Director’s death shall be paid to the Nonemployee Director’s estate.

10.4  No Right of Nomination

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Nonemployee Director for reelection by the Company’s shareholders.

10.5  Shares Available

The Shares made available pursuant to Awards under the Plan may be either authorized but unissued Shares, or Shares which have been or may be reacquired by the Company, as determined from time to time by the Board.

10.6  Additional Compensation

Shares and RSUs granted under the Plan shall be in addition to any annual retainer, attendance fees, or other compensation payable to each Nonemployee Director as a result of his or her service on the Board.

10.7  Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

10.8  Requirements of Law

The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.9  Governing Law

To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

10.10  Securities Law Compliance

Transactions under the Plan are intended to be exempt from Section 16(b) of the Exchange Act by virtue Rule 16b-3 (including any successor provision).  To the extent any provision of the Plan or action by the Board fails to comply with the requirements of Rule 16b-3, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

10.11  Plan Unfunded

Restricted Stock Units awarded under the Plan shall constitute an unsecured promise of Deere to deliver Shares on the applicable settlement date, subject to the terms and conditions of the Plan.  The Plan is unfunded, and the Company shall not be required to reserve or otherwise set aside funds or Shares for the payment of its obligations hereunder.  As a holder of RSUs, a Nonemployee Director has only the rights of a general unsecured creditor of the Company.  The Plan does not confer on any Nonemployee Director or beneficiary of a Nonemployee Director any interest whatsoever in any specific asset of the Company.